UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 19, 2025

SR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41808	92-2601722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 West Union Avenue, Bound Brook, New Jersey	08805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 560-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRBK	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, William P. Taylor announced that he will retire as Chief Executive Officer of SR Bancorp, Inc. (the “Company”) and its wholly owned subsidiary Somerset Regal Bank (the “Bank”), effective January 1, 2026. Mr. Taylor will remain as a director of the Company and Executive Chairman of the Bank. Mr. Taylor’s resignation as Chief Executive Officer was not related to a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

Effective January 1, 2026, Christopher J. Pribula will be appointed to serve as President and Chief Executive Officer of the Company and the Bank.  Mr. Pribula (age 61) has been President and Chief Operating Officer of Somerset Regal Bank, and its predecessor, Somerset Savings Bank, since 2019, having previously served as Executive Vice President and Chief Operating Officer beginning in 2013. Mr. Pribula also serves as the President and Chief Operating Officer of SR Bancorp.  Mr. Pribula will continue to serve as a director of the Company and the Bank.

Effective January 1, 2026, Neil Viotto, will be promoted to Executive Vice President and Chief Operating Officer of the Company and the Bank.  Mr. Viotto (age 56) has been the Senior Vice President—Senior Mortgage Lending Officer of the Company and the Bank since October 2022.  He served as the Director of Residential Lending for Peapack Gladstone Bank from May 2021 until October 2022.  From July 2011 until May 2021, Mr. Viotto served as the Loan Originations Manager for Somerset Savings Bank, SLA.

There are no relationships between either of Messrs. Pribula or Viotto and any director or executive officer of the Company or the Bank, and there have been no transactions directly or indirectly involving either of Messrs. Pribula or Viotto that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

The Bank intends to enter into new employment agreements or amend its existing employment agreements with Messrs. Taylor, Pribula and Viotto in the near future to reflect these changes.

Item 8.01. Other Events.

On November 20, 2025, the Company issued a press release to disclose Mr. Taylor’s resignation as an executive officer and Messrs. Pribula’s and Viotto’s appointments as reported above.  A copy of the press release is attached as an exhibit hereto and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated November 20, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SR BANCORP, INC.

DATE: November 20, 2025	By:	/s/ William P. Taylor
William P. Taylor Chief Executive Officer